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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in Registration Statements (Form S-8 No. 2-68366, Form S-8 No. 33-60725, Form S-8 No. 33-60727,
Form S-8 No. 333-13751, Form S-8 No. 333-19325, Form S-3 No. 33-42027, Form S-3
No. 33-46325, and Form S-3 No. 33-52121) of AMR Corporation, and in the related Prospectuses, of our reports dated January 19, 1998, except for Note 8, as to which the date is June 9, 1998, with respect to the consolidated financial statements and schedule of AMR Corporation included in this Annual Report (Form 10-K/A No. 1) for the year ended December 31,1997.




                                          ERNST & YOUNG LLP



Dallas, Texas
June 9, 1998